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                                                               EXHIBIT 10.13


                  EMPLOYEE BENEFITS AND COMPENSATION AGREEMENT


         EMPLOYEE BENEFITS AND COMPENSATION AGREEMENT (the "Agreement") dated as
of               , 1996 by and among W. R. Grace & Co., a New York corporation
("Grace"), National Medical Care, Inc., a Delaware corporation ("NMC") which, as of the date hereof, is a wholly owned, indirect subsidiary of Grace, and W. R. Grace & Co.-Conn., a Connecticut corporation ("Grace-Conn."), which as of the date hereof, is a wholly owned direct subsidiary of Grace.

         WHEREAS, Grace and Fresenius AG, an Aktiengellschaft organized under the laws of the Federal Republic of Germany ("Fresenius AG"), have entered into an Agreement and Plan of Reorganization dated February 4, 1996 (the "Reorganization Agreement");

         WHEREAS, immediately prior to the Effective Time (as defined in the Reorganization Agreement, Grace intends to transfer to (or retain in) Grace-Conn. all non-healthcare assets and liabilities, its interests in the Amicon bioseparations business and GN Holdings, Inc. and certain other assets, and to effect a distribution (the "Distribution") to its common shareholders of all of its equity interest in a Delaware corporation ("Grace Delaware") which will own all the outstanding stock of Grace-Conn. in a transaction intended to qualify under section 355 of the Internal Revenue Code of 1986, as amended (the "Code");

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         WHEREAS, Grace, Grace-Conn. and Fresenius AG have entered into a
Distribution Agreement, dated February 4, 1996 (the "Distribution Agreement") that, together with the exhibits thereto, among other things, sets forth the principal corporate transactions required to effect the Distribution and sets forth other agreements that will govern certain other matters following the Distribution; and

         WHEREAS, in anticipation of the Distribution, Grace, NMC and Grace-Conn. desire to set forth their agreement with respect to certain matters related to employees and employee benefit plans and compensation arrangements, this agreement constituting an Other Agreement as contemplated in section 2.03 of the Distribution Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

SECTION 1     DEFINITIONS.

              Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Distribution Agreement or the Reorganization Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):



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              AGREEMENT: has the meaning assigned to it in the preamble hereof.

              AMICON EMPLOYEE: has the meaning assigned to it in Section 12(a) hereof.

              AMICON MIRROR SELF-INSURED WELFARE PLAN: has the meaning assigned to it in Section 12(a) hereof.

              BENEFIT PLAN: any Plan established, sponsored or maintained by any member of the NMC Group, any member of the Grace-Conn. Group, or any predecessor or affiliate of any of the foregoing, existing as of the Distribution Date or prior thereto, to which any member of the NMC Group or the Grace-Conn. Group contributes, has contributed, is required to contribute or has been required to contribute, on behalf of any employee of a member of the NMC Group or a member of the Grace-Conn. Group, or under which any employee of a member of the NMC Group or a member of the Grace-Conn. Group, former employee of a member of the NMC Group or a member of the Grace-Conn. Group, or any beneficiary or dependent thereof, is covered, is eligible for coverage or has benefits rights.

              CODE: the Internal Revenue Code of 1986, as amended.

              CURRENT PERFORMANCE PERIOD: either of the following "performance periods" under the Grace LTIP: 1994-1996 and 1995-1997.


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              DISTRIBUTION AGREEMENT: has the meaning assigned to it in the fourth paragraph hereof.

              ERISA: the Employee Retirement Income Security Act of 1974, as amended.

              FINAL PERFORMANCE UNIT AWARD: has the meaning assigned to it in
Section 4(a) hereof.

              FRESENIUS MEDICAL CARE ADS: has the meaning assigned to it in
Section 3(a) hereof.

              GRACE: has the meaning assigned to it in the first paragraph hereof.

              GRACE-CONN. BENEFIT PLAN: any Benefit Plan, other than any NMC Free-Standing Plan, that is maintained by Grace, a member of the NMC Group or the Grace-Conn. Group, including without limitation life insurance, medical and nonqualified retirement plans.

              GRACE-CONN. PARTICIPANT: any individual who (i) is an employee of any member of the Grace-Conn. Group, (ii) immediately after the Distribution Date is a former employee of any member of the Grace-Conn. Group or Grace who has not been an employee of the NMC Group since such individual's latest period of employment with Grace-Conn. Group or Grace, or (iii) is a beneficiary or dependent of any individual described in clause (i) or (ii).



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              GRACE DELAWARE: has the meaning assigned to it in the third paragraph hereof.

              GRACE LTIP: the Grace Long-Term Incentive Program.

              GRACE OPTION: an option to purchase shares of Grace Common Stock granted pursuant the Grace 1994 Stock Incentive Plan, the Grace 1989 Stock Incentive Plan, the Grace 1986 Stock Incentive Plan, or the Grace 1981 Stock Incentive Plan.

              HAMPERS EMPLOYMENT AGREEMENT: has the meaning assigned to it in
Section 8(b) hereof.

              HAMPERS NON-QUALIFIED PENSION BENEFIT: has the meaning assigned to it in Section 8(b) hereof.

              IRS: the Internal Revenue Service.

              LTIP AWARDS: has the meaning assigned to it in Section 4(a) hereof.

              NMC: has the meaning assigned to it in the first paragraph hereof.

              NMC FREE-STANDING PLAN: any Benefit Plan that is sponsored or maintained by Grace, a member of the NMC Group or the Grace-Conn. Group exclusively for the benefit of NMC Participants, including but not limited to
(i) the National Medical Care, Inc. Retirement Plan; (ii) the NMC Employees Savings and Investment Plan;


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(iii) the National Medical Care, Inc. Deferred Compensation Plan; (iv) the
National Medical Care, Inc. Supplemental Executive Retirement Plan; and (v) the National Medical Care, Inc. Medical Plan. In addition to the Plans described in the immediately preceding sentence, any Benefit Plan that is sponsored or maintained by the NMC Group that covers Amicon Employees, as well as NMC Participants, but no other Grace-Conn. Participants, shall also be regarded as an "NMC Free-Standing Plan".

              NMC INSURED WELFARE PLAN: A Welfare Plan maintained by NMC or any NMC Subsidiary that provides benefits through an insurance policy or contract with one or more insurance companies.

              NMC PARTICIPANT: any individual who (i) immediately before and after the Distribution Date, is an employee of NMC or any NMC Subsidiary, (ii) immediately after the Distribution Date is a former employee of NMC or any NMC Subsidiary who has not been an employee of the Grace-Conn. Group since such individual's latest period of employment with NMC or an NMC Subsidiary, or (iii) is a beneficiary or dependent of any individual described in clause (i) or (ii).

              NMC SELF-INSURED WELFARE PLAN: A Welfare Plan maintained by NMC or any NMC Subsidiary that provides benefits directly from employer assets, and not through an insurance policy or contract with one or more insurance companies.



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              PENSION PLAN: any Benefit Plan that is an "employee pension benefit plan" (within the meaning of section 3(2) of ERISA), whether or not that Plan is intended to qualify under section 401(a) of the Code.

              PLAN: any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, company car, fringe benefit, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workman's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind (including, but not limited to, any "employee benefit plan" (within the meaning of section 3(3) of ERISA)).

              RATIO: the amount obtained by dividing (i) the average of the arithmetic mean of the highest and lowest sales prices per share of the Grace Common Stock on the New York Stock Exchange Composite Tape on each of the ten trading days immediately preceding the Distribution Date, by (ii) the average of the arithmetic mean (divided by 1.112) of the highest and lowest sales prices per share of the Fresenius USA Common Stock on the American Stock Exchange


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Composite Tape on each of the ten trading days immediately preceding the Distribution Date.

              TERMINATION BENEFITS: has the meaning assigned to it in Section 2(a) hereof.

              WELFARE PLAN: any Benefit Plan that is an "employee welfare benefit plan" (within the meaning of section 3(1) of ERISA).

SECTION 2     TERMINATION BENEFITS.

              (a) No employee of the Grace-Conn. Group and no employee of the NMC Group shall be deemed, as a result of the Distribution or Reorganization, to have terminated employment (voluntarily or involuntarily) from either Group for purposes of any Plan, program, contract, agreement or other arrangement that provides for the payment of severance pay, salary continuation, pay in lieu of notice, unused vacation pay, or similar benefits in connection with actual or constructive termination or alleged actual or constructive termination of employment (collectively, "Termination Benefits").

              (b) The NMC Group shall assume or retain, as appropriate, shall be solely responsible for, and shall indemnify the Grace-Conn. Indemnities against, all Indemnifiable Losses relating to or arising out of claims made by or on behalf of NMC Participants for, or with respect to, Termination Benefits relating to the actual or constructive termination or alleged actual or constructive ter-


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mination of employment of any NMC Participant with any member of the NMC Group, whether before, on or after the Distribution Date.

              (c) The Grace-Conn. Group shall assume or retain, as appropriate, shall be solely responsible for, and shall indemnify the NMC Indemnitees against, all Indemnifiable Losses relating to or arising out of claims made by or on behalf of Grace-Conn. Participants for, or with respect to, Termination Benefits relating to the actual or constructive termination or alleged actual or constructive termination of employment of any Grace-Conn. Participant with any member or the Grace-Conn. Group, whether before, on or after the Distribution Date.

SECTION 3     GRACE OPTIONS.

              (a) As soon as practicable after the Distribution Date, each Grace Option held by NMC Participants as of the Distribution Date shall be converted into options for American Depository Shares of Fresenius Medical Care AG ("Fresenius Medical Care ADSs") by applying the following procedure: each NMC Participant (who has received one or more grants of Grace Options) shall be credited with options for the number of Fresenius Medical Care ADSs that equal the number of shares of Grace Common Stock covered by outstanding Grace Options that were awarded to the NMC Participant as part of a specific grant at a specific option price, multiplied by the Ratio;


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and the option price of the options for Fresenius Medical Care ADSs shall be equal to the option price of the specific grant of Grace Options from which the options for the Fresenius Medical Care ADSs were derived, divided by the Ratio. The options for Fresenius Medical Care ADSs that result from the conversion described in this Section 3(a) shall become vested at the same time and in the same manner as would apply to the Grace Options from which the options for the ADSs were derived; provided that, Fresenius Medical Care AG may accelerate the vesting schedule regarding any option for Fresenius Medical Care ADSs, if such change is consistent with applicable law. NMC Participants shall have no right, title or claim to Grace Options from which options for Fresenius Medical Care ADSs were derived in accordance with this Section 3(a).

              (b) From and after the Distribution Date, the NMC Group shall assume or retain, as appropriate, shall be solely responsible for, and shall indemnify the Grace-Conn. Indemnities against, all Indemnifiable Losses relating to or arising out of claims made by or in behalf of NMC Participants for, or with respect to, Grace Options awarded to NMC Participants and/or options with respect to Fresenius Medical Care ADSs held by or awarded to NMC Participants.

SECTION 4     GRACE LTIP.

              (a) The contingent awards under the Grace LTIP for Current Performance Periods held by NMC Participants [and by the



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individuals listed on Schedule A hereto (which lists Grace-Conn. Participants who are employed by Amicon, Inc. and who hold LTIP awards)] (such contingent awards, the "LTIP Awards") shall become vested and nonforfeitable as of the Distribution Date, and shall be adjusted and paid in accordance with this
Section 4. The value of the LTIP Awards shall be calculated in accordance with the terms of the Grace LTIP, except that (i) the calculation of the number of "performance units" (within the meaning of the Grace LTIP) earned for each LTIP Award shall be based upon the assumptions specified on Exhibit A hereto, (ii) such number of "performance units" earned with respect to each LTIP Award shall be adjusted by multiplying such number by the pro-ration fraction specified on Exhibit A (such adjusted "performance units" being referred to herein as the "Final Performance Unit Award"), (iii) the value of each "performance unit" that comprises a Final Performance Unit Award shall be equal to the value of a share of Grace Common Stock as of the date specified on Exhibit A, and (iv) the total value of each Final Performance Unit Award shall be payable by the NMC Group to NMC Participants [and to the individuals listed on Schedule A], in the months of payment specified on Exhibit A.

              (b) With respect to the former employees of the NMC Group listed on Schedule B (each of whom terminated employment with the


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NMC Group before the Distribution Date and has been determined by the
Grace-Conn. Group to be entitled to payments under the Grace LTIP with respect to performance periods beginning before such termination that have not theretofore been paid), the value of their awards shall be calculated in accordance with Section 4(a) above, except that the Final Performance Unit Award with respect to each such former employee shall be reduced by multiplying the number of "performance units" credited to the former employee by the following fraction (instead of the pro-ration fraction described in Section 4(a) above): number of calendar days completed during the "performance period" as of the former employee's termination date, divided by 1,096. The total value of each such Final Performance Unit Award, as so reduced, shall be payable by the NMC Group to such former employees of the NMC Group in accordance with the months of payment schedule described in Section 4(a) above; provided, that the NMC Group shall have the right to reduce such amounts by up to 20% as provided in the Grace LTIP.

              (c) From and after the Distribution Date, the NMC Group shall assume or retain, as appropriate, shall be solely responsible for, and shall indemnify the Grace-Conn. Indemnitees against, all Indemnifiable Losses relating to or arising out of awards payable to NMC Participants [(and to those listed on Schedule A to Section 4(a))] pursuant to the Grace LTIP for Current Performance Periods.


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              (d) From and after the Distribution Date, the Grace-Conn. Group shall retain or assume, as appropriate, shall be solely responsible for, and shall indemnify the NMC Indemnitees against, all Indemnifiable Losses relating to or arising out of awards payable to Grace-Conn. Participants [(except for those persons listed on Schedule A)] pursuant to the Grace LTIP for Current Performance Periods.

SECTION 5     NMC STOCK OPTION PLAN

              (a) No later than 5 business days prior to the Distribution Date, the NMC Group shall complete the calculation of all amounts payable to NMC Participants, as of August 1, 1996, with respect to outstanding awards under the 1989 NMC Stock Option Plan. Such calculations shall be in accordance with the terms of that Plan as interpreted in a manner that is mutually agreeable to the NMC Group and the Grace-Conn. Group, and that incorporates any adjustments to those terms that are mutually agreeable to the NMC Group and the Grace-Conn. Group (which shall include a reasonable pro-ration of the values earned as of the Distribution Date).

              (b) NMC shall be solely responsible for all awards under the NMC 1989 Stock Option Plan, and shall indemnify the Grace-Conn. Indemnitees against all Indemnifiable Losses relating to or arising

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under the NMC 1989 Stock Incentive Plan, whether arising before, on or after the
Distribution Date.

SECTION 6     GRACE-CONN. BENEFIT PLANS.

              (a) With respect to any Grace-Conn. Benefit Plan that is sponsored or maintained by Grace or any member of the NMC Group as of the date hereof, Grace-Conn., Grace and NMC shall take, or cause to be taken, all such action as may be necessary or appropriate in order to establish Grace Delaware, Grace-Conn. or one or more members of the Grace-Conn. Group, as appropriate, as successor to all rights, assets, duties and Liabilities arising thereunder with respect to Grace-Conn. Participants from and after the Distribution Date.

              (b) From and after the Distribution Date, Grace Delaware or the Grace-Conn. Group shall assume or retain (as the case may be), shall be solely responsible for, and shall indemnify the NMC Indemnitees against, all Indemnifiable Losses arising with respect to Grace-Conn. Participants relating to or arising under any Grace-Conn. Benefit Plan, regardless of whether such Indemnifiable Losses arise from, or are related to, events occurring or circumstances existing before, on or after the Distribution Date.

              (c) From and after the Distribution Date, the NMC Group shall assume or retain (as the case may be), shall be solely responsible for, and shall indemnify the Grace-Conn. Indemnitees against,


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all Indemnifiable Losses arising with respect to NMC Participants relating to or arising under any Grace-Conn. Benefit Plan, regardless of whether such Indemnifiable Losses arise from, or are related to, events occurring or circumstances existing before, on or after the Distribution Date.

              (d) In the event that a retroactive premium increase is assessed with respect to the group life insurance policy issued by the Metropolitan Life Insurance Company that provides life insurance coverage to NMC Participants (the "MetLife Policy") for the policy year ending March 31, 1995 or the policy year ending March 31, 1996, then Grace-Conn. shall bear the cost of the portion, if any, of such premium increase that is allocable to life insurance coverage provided to employees of the Grace-Conn. Group, and Grace and NMC shall bear the remainder of the cost of such premium. Such allocation shall be determined by Grace-Conn. in a manner consistent with such allocations for prior policy years; provided, that no portion of such premium increase shall be allocated to Grace-Conn. unless the coverage provided to employees of the Grace-Conn. Group for the applicable policy period was in a deficit position, as determined by Grace-Conn. based upon the books and records kept by Metropolitan Life Insurance Company. In the event that a refund of premiums with respect to the MetLife Policy for the policy year



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ending March 31, 1996 is received, then Grace-Conn. shall be entitled to the portion, if any, of such refund that is allocable to life insurance coverage provided to employees of the Grace-Conn. Group and Grace shall be entitled to the remainder of such refund. Such allocation shall be determined by Grace-Conn. in a manner consistent with such allocations made in prior policy years. All determinations by Grace-Conn. regarding the MetLife Policy shall be subject to the review and approval of Grace and NMC.

SECTION 7     NMC FREE-STANDING PLANS

              (a) With respect to any NMC Free-Standing Plan that is sponsored or maintained by any member of the Grace-Conn. Group as of the date hereof, Grace-Conn., Grace and NMC shall take, or cause to be taken, all such action as may be necessary or appropriate in order to establish Grace, NMC or one or more members of the NMC Group, as appropriate, as successor to all rights, assets, duties and Liabilities arising thereunder with respect to NMC Participants from and after the Distribution Date.

              (b) From and after the Distribution Date, the NMC Group shall assume or retain (as the case may be), shall be solely responsible for, and shall indemnify the Grace-Conn. Indemnitees against, all Indemnifiable Losses arising with respect to NMC Participants relating to or arising under any NMC Free-Standing Plan, regardless of whether such Indemnifiable Losses arise from, or


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are related to, events or circumstances existing before, on or after the
Distribution Date.

SECTION 8     BENEFITS FOR C.L. HAMPERS.

              (a) Any amount that is payable to C.L. Hampers as an award under the Grace LTIP for either Performance Period shall be paid by NMC at the appropriate time, in accordance with the provisions of Section 4 that apply to such awards held by NMC Participants.

              (b) The parties to this Agreement are aware that as of January 1, 1997 C.L. Hampers will become eligible to commence receiving a non-qualified pension benefit (the "Hampers Non-Qualified Pension Benefit") specified in section 3.5 of his employment agreement with Grace-Conn. that is dated as of April 1, 1996 (the "Hampers Employment Agreement"). The NMC Group shall either pay the Hampers Non-Qualified Pension Benefit directly to C.L. Hampers or, to the extent that the Grace-Conn. Group makes such payments to C.L. Hampers in accordance with the terms of the Hampers Employment Agreement, shall reimburse the Grace-Conn. Group for the amount of such payments made by the Grace-Conn. Group to C.L. Hampers.

              (c) From and after the Distribution Date, NMC shall indemnify the Grace-Conn. Indemnitees against all Indemnifiable


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Losses relating to or arising with respect to the Hampers Non-Qualified Pension
Benefit and with respect to C.L. Hampers' benefits under the Grace LTIP for the Current Performance Periods, whether arising before, on or after the Distribution Date.

SECTION 9     SPLIT DOLLAR PROGRAM.

              Effective as of or prior to the Distribution Date, the collateral assignment of each Grace-Conn. Participant and NMC Participant who participates in the Grace split dollar life insurance program shall be assigned by Grace to Grace-Conn. (or Grace Delaware). Each NMC Participant who participates in that program shall be treated as a terminated participant under that program as of the Distribution Date, and shall have the same elections and rights as are available to any other employee who participates in that program upon termination of employment, in accordance with the terms of such program as in effect immediately before the Distribution.

SECTION 10    OTHER LIABILITIES; GUARANTEE OF OBLIGATIONS.

              (a) From and after the Distribution Date, the Grace-Conn. Group shall assume or retain (as the case may be), shall be solely responsible for, and shall indemnify the NMC Indemnitees against, all Indemnifiable Losses relating to or arising out of claims made by or on behalf of any Grace-Conn. Participant, including, but not limited to, salary, wages, bonuses, incentive compensation, sever-



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ance benefits, separation pay, accrued sick, holiday, vacation, health, dental or retirement benefits, or other compensation or entitlement under applicable law or otherwise, regardless of whether such Indemnifiable Loss was incurred before, on or after the Distribution Date.

              (b) From and after the Distribution Date, Grace and the NMC Group shall assume or retain (as the case may be), shall be solely responsible for, and shall indemnify the Grace-Conn. Indemnitees against, all Indemnifiable Losses relating to or arising out of claims made by or on behalf of any NMC Participant, including, but not limited to, salary, wages, bonuses, incentive compensation, severance benefits, separation pay, accrued sick, holiday, vacation, health, dental or retirement benefits, or other compensation or entitlement under applicable law or otherwise, regardless of whether such Indemnifiable Loss was incurred before, on or after the Distribution Date.

              (c) From and after the Distribution Date, the NMC Group shall assume or retain (as the case may be), shall be solely responsible for, and shall indemnify the Grace-Conn. Indemnitees against, all Indemnifiable Losses relating to or arising out of claims made by or on behalf of the employees of the Grace-Conn. Group who performed services exclusively for the NMC Group prior to the



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employee's termination from the Grace-Conn. Group (including any such employee whose employment transferred from a member of the Grace-Conn. Group to a member of the NMC Group, whether or not pursuant to the Grace-NMC Healthcare Business Restructuring Agreement), including, but not limited to, claims regarding salary, wages, bonuses, incentive compensation, severance benefits, separation pay, accrued sick, holiday, vacation, health, dental or retirement benefits, or other compensation or entitlement under applicable law or otherwise, regardless of whether such Indemnifiable Losses arise from, or are related to, events occurring or circumstances existing before, on or after the Distribution Date.

              (d) Notwithstanding the foregoing, this Section 10 shall not apply to any Indemnifiable Loss that is specifically provided for elsewhere in this Agreement.

SECTION 11    TERMINATION OF PARTICIPATION.

              (a) The accrual of benefits by Grace-Conn. Participants in any Pension Plan sponsored or maintained by a member of the NMC Group, and the participation of Grace-Conn. Participants in any other Benefit Plan sponsored or maintained by a member of the NMC Group, shall cease on a date that is not later than the Distribution Date, except as provided in Section 12.

              (b) The accrual of benefits by NMC Participants in any Pension Plan sponsored or maintained by a member of the Grace-Conn.



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Group, and the participation of NMC Participants in any other Benefit Plan sponsored or maintained by a member of the Grace-Conn. Group, shall cease on a date that is not later than the Distribution Date, except as provided in the Grace-NMC Healthcare Business Restructuring Agreement.

SECTION 12    AMICON EMPLOYEES.

              (a) As of the Distribution Date, each Grace-Conn. Participant who is employed by Amicon, Inc. or Prochrom, Inc. (an "Amicon Employee") shall: (i) continue to participate in the NMC Insured Welfare Plans in which the Employee participated immediately before the Distribution Date, and (ii) commence participation in welfare benefit plans that are maintained by one or more members of the Grace-Conn. Group (the "Amicon Mirror Self-Insured Welfare Plans"), where the benefit entitlement provisions of each such plan are identical to such provisions under the corresponding NMC Self-Insured Welfare Plan (except the NMC Long Term Disability Plan and the NMC Short Term Disability
Plan) in which the Employee participated immediately before the Distribution Date; until such participation ceases in accordance with this Section 12(a).
In addition, the NMC Group shall permit newly hired employees of Amicon, Inc.
or Prochrom, Inc. to participate in any Insured Welfare Plan in which Amicon Employees participated immediately before the



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Distribution Date and in any Amicon Mirror Self-Insured Welfare Plan, but only if Amicon, Inc. gives written notice to NMC of its request for such participation, which request is given not later than 15 business days after such participation is to begin and includes the name of such individual and of the Welfare Plan or Plans in which such participation is to commence. NMC shall administer each Amicon Mirror Self-Insured Welfare Plan in the same manner and with the same degree of care as applicable to the corresponding NMC Self-Insured Welfare Plan. The Grace-Conn. Group shall reimburse NMC, promptly upon receipt of appropriate invoices, for all direct expenses incurred by the NMC Group after the Distribution Date related to the participation of Amicon Employees in NMC Insured Welfare Plans and in Amicon Mirror Self-Insured Welfare Plans (hereafter referred to as "Continued Amicon Participation") (including, but not limited to, any insurance premiums or medical claims associated with Continued Amicon Participation, as determined in the reasonable judgement of NMC and its advisors), and the Grace-Conn. Group shall fully cooperate to provide any information necessary, as reasonably determined by NMC or its advisors, to effectuate Continued Amicon Participation. The Continued Amicon Participation of any Amicon Employee (or newly hired Amicon or Prochrom employee) shall cease on December 31, 1996, or such earlier date as the Grace-Conn. Group may specify by 30



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days' written notice to NMC, or such later date as may be agreed upon by the senior officer for Human Resources of NMC, but in no event later than the date that the Grace-Conn. Group divests all or substantially all of the stock or assets of Amicon, Inc.

              (b) Notwithstanding Section 12(a), the senior officer for Human Resources of NMC may terminate any Continued Amicon Participation at any time upon written notice in accordance with the next sentence to Amicon, Inc., if, in the reasonable judgement of that officer, the Grace-Conn. Group has failed to fulfill the requirements specified in Section 13(a) (after being given notice of such failure and a reasonable opportunity to cure the same), if such Continued Amicon Participation becomes unduly burdensome to NMC, or if applicable law or business or other circumstances provide compelling reasons to do so. Such notice shall be given not later than 30 business days before the effective date of such termination.

SECTION 13    INFORMATION

              The parties hereto shall, before the Distribution Date or as soon as practicable thereafter, provide each other with all information as may reasonably be requested and necessary to administer each NMC Free-Standing Plan, each Grace-Conn. Benefit Plan and each Amicon Mirror Self-Insured Welfare Plan effectively in compliance with applicable law. Such information shall be provided



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in the form requested if, at the time of such request, it exists in such form or can readily be converted to such form. If a request would require a party providing information to incur any expenses in order to receive advice from any actuary, consultant or consulting firm, the information need not be provided unless the requesting party reimburse the party providing the information for all such expenses.

SECTION 14    PRESERVATION OF RIGHTS TO AMEND OR
              TERMINATE PLANS AND TO TERMINATE
              OR CHANGE TERMS OF EMPLOYMENT.

              No provision of this Agreement shall be construed as a limitation on the rights of any member of the NMC Group or the Grace-Conn. Group to amend or terminate any Benefit Plan or other Plan, program or arrangement relating to employees (including, but not limited to, the NMC Insured Welfare Plans in which Amicon Employees participate); provided that, no amendment shall be made to the benefit entitlement provisions of any Amicon Mirror Self-Insured Welfare Plan that is inconsistent with such provisions of the corresponding NMC Self-Insured Welfare Plan. No provision of this Agreement shall be construed to create a right in any employee or former employee or beneficiary or dependent of such employee or former employee under any Plan which such employee or former employee or beneficiary or dependent would not otherwise have under the terms of the Plan itself. Nothing contained in this Agreement shall confer upon any individual the right to remain an employee of any member of the NMC Group or the Grace-Conn. Group or restrain any member of the NMC Group or the Grace-Conn. Group from changing the terms and conditions of employment of any individual at any time following the Distribution Date.

SECTION 15    COMPLETE AGREEMENT; COORDINATION
              WITH TAX SHARING AGREEMENT.

              (a) This Agreement, together with the Distribution Agreement, the Reorganization Agreement, the Grace-NMC Healthcare Business Restructuring Agreement and any additional written agreements and interpretations entered into pursuant to those agreements, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

              (b) This Agreement, and not the Tax Sharing Agreement, constitutes the sole agreement of the parties regarding responsibility for any excise taxes, penalties or similar levies that may be imposed by any taxing authority on, or with respect to, any Benefit Plan, except as otherwise specifically provided in the Tax Sharing Agreement with respect to payroll taxes.

SECTION 16    GOVERNING LAW.

              This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, excluding the conflict of laws provisions thereof that would otherwise require the application of the law of any other jurisdiction, and except as preempted by U.S. federal law.

SECTION 17    NOTICES.

              All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given as provided in the Distribution Agreement.

SECTION 18    SUCCESSORS AND ASSIGNS; NO THIRD-PARTY
              BENEFICIARIES.

              This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld). This Agreement is solely for the benefit of the parties hereto and their Subsidiaries and is not intended to confer, nor shall it confer, upon any other Persons any rights or remedies hereunder.

SECTION 19    COUNTERPARTS.

              This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 20    INTERPRETATION.

              The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 21    AMENDMENT OR TERMINATION.

              This Agreement may be amended, superseded or cancelled, and any of the terms hereof may be waived only by a written instrument specifically referring to this Agreement and specifically stating that it amends, supersedes, or cancels this Agreement or waives any of its terms, executed by all parties to the Distribution Agreement (or, in the case of a waiver, by the party waiving compliance). The failure of any such party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce such provision. No waiver by any such party of any breach of any term contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of such breach, or waiver of any breach of any other term.

SECTION 22    INDEMNITY PROCEDURES.

              The provisions of Article IV of the Distribution Agreement shall apply with respect to Indemnifiable Losses under this Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                       W. R. GRACE & CO.



                                       By:___________________________


                                       NATIONAL MEDICAL CARE, INC.


                                       By:___________________________


                                       W. R. GRACE & CO.-CONN.




                                       By:___________________________

                                    EXHIBIT A

                  Assumptions To Be Used To Calculate Value Of
                     Grace LTIP Awards Pursuant To Section 4


To determine extent that NMC performance measure is satisfied:

         94-96   Performance Period
                 For 1994 and 1995, actual NMC financial results; for 1996, actual financial results up to the Distribution Date annualized for the remainder of 1996

         95-97   Performance Period
                 Actual NMC financial results for 1995 and 1996 up to the Distribution Date (and the adjustment of the "Translation Factor" to reflect only the NMC Business Plan through the Distribution Date)

Date used to determine price of Grace common stock for Grace market performance measure:

         average of the arithmetic mean between the highest and lowest sales prices per share of the Grace Common Stock on the NYSE Composite Tape on each of the trading days during the 90-day period ending on the day before the Distribution Date

Pro-ration fraction by which Performance Unit Awards shall be multiplied:

         94-96  Performance Period               Number of calendar days
                                                 completed during the
                                                 performance period as
                                                 of the Distribution Date,
                                                 divided by 1,096

         95-97  Performance Period               Number of calendar days
                                                 completed during the
                                                 performance period as
                                                 of the Distribution Date,
                                                 divided by 1,096

Price of Grace Common Stock for purposes of determining value of each Performance Unit that comprises a Final Performance Unit Award, the average of the high price and low price on the NYSE Composite Tape of the specified stock on the specified date:

         94-96   Performance Period:

                 Grace Common Stock on the date that is one trading day before the Distribution Date

         95-97   Performance Period:

                 Grace Common Stock on the date that is one trading day before the Distribution Date


Month of Payment of Final Performance Unit Awards:

         Performance Periods                     Month of Payment
         -------------------                     ----------------

         Awards for 1994-1996                    March 1997
         Performance Period

         Awards for 1995-1997                    March 1998
         Performance Period